Exhibit 10.6

QDRO ACQUISITION CORP.

LETTER AGREEMENT

March 26, 2026

Cantor Fitzgerald & Co.

110 East 59th Street

New York, New York 10022

As Representative of the Several Underwriters

named on Schedule A of the Underwriting Agreement (as defined below)

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement, dated as of March 26, 2026 (the “Underwriting Agreement”), among QDRO Acquisition Corp., a Cayman Islands exempted company (the “Company”), and the Underwriter(s) named in Schedule A thereto (collectively, the “Underwriters”), for whom Cantor Fitzgerald & Co. acted as representative (the “Representative”), pursuant to which the Company offered and sold Units. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Underwriting Agreement.

Notwithstanding anything to the contrary contained in the Underwriting Agreement and provided that the Company has otherwise complied with its obligations under the Underwriting Agreement, the Company and the Underwriters hereby agree that the Representative shall reimburse the Company for any expenses for administrative services or in contemplation of a Business Combination in an amount not to exceed (i) 10% of the Deferred Underwriting Commission due pursuant to the Underwriting Agreement plus (ii) $200,000 less any Permitted Withdrawals; provided that such reimbursement shall be due to the Company at the same time as the Deferred Underwriting Commission is paid to the Representative and shall be paid to the Company in the form of a deduction from the Deferred Underwriting Commission when such Deferred Underwriting Commission is paid to the Representative.

This agreement (this “Letter Agreement”) supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding the foregoing and except as expressly modified by this Letter Agreement, the Underwriting Agreement shall remain in full force and effect without modification.

This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Company and the Representative irrevocably submit to the exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Letter Agreement. Each of the Company and the Representative irrevocably waives, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Any such process or summons to be served upon the Company or the Representative may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 of the Underwriting Agreement. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Representative in any action, proceeding or claim. Each of the Company and the Representative waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Notwithstanding the foregoing, any action based on this Letter Agreement may be instituted by the Representative in any competent court. The Company agrees that the Representative shall be entitled to recover all of their reasonable attorneys’ fees and expenses relating to any action or proceeding and/or incurred in connection with the preparation therefor if any of them are the prevailing party in such action or proceeding. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

This Letter Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Letter Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Letter Agreement or any document to be signed in connection with this Letter Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

No amendment or waiver of any provision of this Letter Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Letter Agreement by signing in the space provided below.

Very truly yours,

QDRO ACQUISITION CORP.

By:	/s/ Michael Fox-Rabinovitz
	Name:	Michael Fox-Rabinovitz
	Title:	Chief Executive Officer

[Signature Page to Side Letter to Underwriting Agreement]

Confirmed and accepted:

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
	Name:	Sage Kelly
	Title:	Co-Chief Executive Officer & Global Head of Investment Banking

[Signature Page to Side Letter to Underwriting Agreement]